Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 033-64369 on Form S-3D, Registration Statement No. 333-129023 on Form S-3D, Registration Statement No. 333-02007 on Form S-8, Registration Statement No. 333-36610 on Form S-8, Registration Statement No. 333-174667 on Form S-8, of JVB Financial Corporation of our report dated March 16, 2020 relating to the consolidated financial statements and effectiveness of internal control over financial reporting appearing in this Annual Report on Form 10-K.

/s/ Crowe LLP

Cleveland, Ohio

March 16, 2020